Exhibit 99.1 PRESS RELEASE, DATED MAY 29, 2012, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2012

EnerSys Reports Fourth Quarter and Fiscal Year 2012 Results

Reading, PA, USA, May 29, 2012 — EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter of fiscal 2012, which ended on March 31, 2012.

Net earnings for the fourth quarter of fiscal 2012 were $45.4 million, or $0.94 per diluted share, including an unfavorable highlighted $0.04 per share impact from the $1.7 million, $2.3 million pre-tax, charge for restructuring plans and $0.2 million, $0.3 million pre-tax, for fees related to acquisition activities.

The net earnings of $0.94 per diluted share, which includes the highlighted items, compares to diluted net earnings per share of $0.59 for the fourth quarter of fiscal 2011, which included an unfavorable highlighted impact of $0.16 per share from the $1.3 million, $1.6 million pre-tax, charge for restructuring plans, $0.9 million, $1.2 million pre-tax, for fees related to acquisition activities, $5.3 million, $8.2 million pre-tax, for charges from refinancing activities and $0.4 million, $0.6 million pre-tax, for costs associated with a secondary offering of the Company’s common stock held by certain of our stockholders.

Excluding these highlighted items, adjusted net earnings per diluted share for the fourth quarter of fiscal 2012, on a non-GAAP basis was $0.98, which exceeded the guidance of $0.86 to $0.90 per diluted share given by the Company on February 8, 2012. These earnings compare to the prior year fourth quarter adjusted net earnings of $0.75 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the fourth quarter of fiscal 2012 were $592.8 million, an increase of 8% from the prior year fourth quarter net sales of $548.0 million and a 3% sequential quarterly increase from the third quarter of fiscal 2012 net sales of $574.2 million. The 8% increase was the result of a 3% increase in organic volume, a 2% increase due to pricing and a 4% increase from acquisitions and a 1% decrease in foreign currency translation impact.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2012 and 2011 are as follows:

	Quarter ended ($ Millions)
	March 31, 2012	March 31, 2011
Net sales by Segment
Europe	$249.5	$258.0
Americas	290.1	245.2
Asia	53.2	44.8

Total net sales	$592.8	$548.0

Operating earnings
Europe	$18.8	$21.1
Americas	44.4	34.0
Asia	5.3	1.2
Restructuring charges-Europe	(2.3)	(1.6)
Acquisition activity expense-Europe	0.1	(0.6)
Acquisition activity expense-Americas	(0.2)	(0.6)
Acquisition activity expense-Asia	(0.2)	—

Total operating earnings	$65.9	$53.5

Net earnings for the twelve months of fiscal 2012 were $144.0 million or $2.93 per diluted share, and included the unfavorable impact from highlighted charges of $0.10 per share. Highlighted charges include $3.8 million, $5.0 million pre-tax, for restructuring plans and $1.8 million, $2.8 million pre-tax, for expenses related to acquisition activities partially offset by a $0.6 million, $0.9 million pre-tax, legal settlement in favor of the Company.

Net earnings for the twelve months of fiscal 2011 were $113.4 million, or $2.27 per diluted share, and included the unfavorable impact from highlighted charges of $0.25 per share from $5.4 million, $6.8 million pre-tax, for restructuring plans, $1.9 million, $2.5 million pre-tax, for expenses related to acquisition activities, $5.3 million, $8.2 million pre-tax, for charges from refinancing activities and $0.4 million, $0.6 million pre-tax, of costs associated with a secondary offering of the Company’s common stock held by certain of our stockholders.

Adjusted net earnings for the twelve months of fiscal 2012, on a non-GAAP basis, were $3.03 per diluted share. This compares to the prior year twelve months adjusted net earnings of $2.52 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2012 were $2,283.4 million, an increase of 16% from the net sales of $1,964.4 million in the comparable period of fiscal 2011. The 16% increase was the result of an 8% increase in organic volume, 2% increase due to pricing, 4% increase from acquisitions and a 2% increase from foreign currency translation impact.

The Company’s operating results for its business segments for the twelve months of fiscal years 2012 and 2011 are as follows:

	Fiscal year ended ($ Millions)
	March 31, 2012	March 31, 2011
Net sales by Segment
Europe	$995.4	$890.3
Americas	1,082.8	896.6
Asia	205.2	177.5

Total net sales	$2,283.4	$1,964.4

Operating earnings
Europe	$64.1	$57.0
Americas	141.2	125.6
Asia	12.4	10.5
Restructuring charges-Europe	(5.0)	(6.8)
Legal proceedings settlement income-Europe	0.9	—
Acquisition activity expense-Europe	(0.2)	(1.4)
Acquisition activity expense-Americas	(2.4)	(1.1)
Acquisition activity expense-Asia	(0.2)	—

Total operating earnings	$210.8	$183.8

“We are pleased with our previously reported full year earnings of $3.03 per diluted share on an as-adjusted basis,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “In the fourth quarter our adjusted operating earnings as a percentage of sales significantly exceeded our 10% minimum target. This year has been a great success with multiple acquisitions and strategic investments, and our earnings have more than doubled from two years ago. Orders in fiscal 2013 have been trending positively and we expect continued strong operating results in our first quarter of fiscal 2013.”

Mr. Craig added, “We maintain our previously announced guidance for our first quarter of fiscal 2013 for adjusted net earnings per diluted share of $0.88 and $0.92, which excludes the expected charge of $0.03 from our ongoing restructuring programs and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, “GAAP”. EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	March 31, 2012		March 31, 2011
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$45.4		$30.1
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	1.7	(1)	1.3	(1)
Acquisition activity expense-Europe	—		0.5	(2)
Acquisition activity expense-Americas	0.1	(2)	0.4	(2)
Acquisition activity expense-Asia	0.1	(2)	—
Refinancing related charges	—		5.3	(4)
Secondary offering fees	—		0.4	(5)

Non-GAAP adjusted net earnings	$47.3		$38.0

Outstanding shares used in per share calculations
Basic	47,765,933		49,999,565

Diluted	48,343,000		50,655,912

Non-GAAP adjusted net earnings per share:
Basic	$0.99		$0.76

Diluted	$0.98		$0.75

Reported net earnings per share:
Basic	$0.95		$0.60

Diluted	$0.94		$0.59

	Fiscal year ended
	March 31, 2012		March 31, 2011
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$144.0		$113.4
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	3.8	(1)	5.4	(1)
Acquisition activity expense-Europe	0.2	(2)	1.1	(2)
Acquisition activity expense-Americas	1.5	(2)	0.8	(2)
Acquisition activity expense-Asia	0.1	(2)	—
Legal proceedings settlement income-Europe	(0.6	)(3)	—
Refinancing related charges	—		5.3	(4)
Secondary offering fees	—		0.4	(5)

Non-GAAP adjusted net earnings	$149.0		$126.4

Outstanding shares used in per share calculations
Basic	48,748,205		49,376,132

Diluted	49,216,035		50,044,246

Non-GAAP adjusted net earnings per share:
Basic	$3.06		$2.56

Diluted	$3.03		$2.52

Reported net earnings per share:
Basic	$2.95		$2.30

Diluted	$2.93		$2.27

(1)

Resulting from pre-tax restructuring charges in Europe of approximately $2.3 million in the fourth quarter of fiscal 2012 and approximately $1.6 million in the fourth quarter of fiscal 2011, respectively, and approximately $5.0 million for the twelve months of fiscal 2012 and approximately $6.8 million for the twelve months of fiscal 2011.

(2)

Resulting from pre-tax charges for acquisition activity expense of approximately ($0.1) million in Europe, $0.2 million in Americas and $0.2 million in Asia in the fourth quarter of fiscal 2012 and approximately $0.6 million in Europe and $0.6 million in Americas in the fourth quarter of fiscal 2011. Pre-tax charges for acquisition activity expense were approximately $0.2 million in Europe, $2.4 million in Americas and $0.2 million in Asia for the twelve months of fiscal 2012 and $1.4 million in Europe and $1.1 million in Americas in the twelve months of fiscal 2011.

(3)

Resulting from pre-tax legal settlement income of approximately $0.9 million in Europe in the second quarter of fiscal 2012 relating to a fiscal 2009 litigation whereby the Company’s share of damages was reduced and monies refunded.

(4)

Resulting from pre-tax charges of $8.2 million in the fourth quarter of fiscal 2011 related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges comprise $2.3 million write-off of deferred finance fees and $5.9 million of losses recognized on discontinued hedge accounting for interest rate swap agreements.

(5)	Resulting from pre-tax charges of $0.6 million in the fourth quarter of fiscal 2011 related to the secondary stock offering.

Summary of Earnings

(In millions, except share and per share data)

	Quarter ended (Unaudited)
	March 31, 2012	March 31, 2011

Net sales	$592.8	$548.0
Gross profit	145.5	124.6
Operating expenses	77.3	69.5
Restructuring charges	2.3	1.6
Operating earnings	65.9	53.5
Earnings before income taxes	60.5	39.4

Net earnings attributable to EnerSys Stockholders	$45.4	$30.1

Net earnings per common share:
Basic	$0.95	$0.60

Diluted	$0.94	$0.59

Weighted average shares outstanding:
Basic	47,765,933	49,999,565

Diluted	48,343,000	50,655,912

	Fiscal year ended
	March 31, 2012	March 31, 2011

Net sales	$2,283.4	$1,964.4
Gross profit	512.7	449.8
Operating expenses	297.8	259.2
Restructuring charges	5.0	6.8
Legal proceedings settlement income	(0.9)	—
Operating earnings	210.8	183.8
Earnings before income taxes	191.2	151.4

Net earnings attributable to EnerSys Stockholders	$144.0	$113.4

Net earnings per common share:
Basic	$2.95	$2.30

Diluted	$2.93	$2.27

Weighted average shares outstanding:
Basic	48,748,205	49,376,132

Diluted	49,216,035	50,044,246

EnerSys will host a conference call to discuss the Company’s fourth quarter and fiscal year 2012 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Wednesday, May 30, 2012 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the “Investor Relations” link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Wednesday, May 30, 2012
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	800-291-9234
International Dial-In Number:	617-614-3923
Passcode:	77446344

A replay of the conference call will be available from 11:00 a.m. on May 30, 2012 through midnight on June 29, 2012.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	10318439

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, Europe and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2012. No undue reliance should be placed on any forward-looking statements.